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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 3 to the registration on Form N-1A (the "Registration Statement") of our report dated November 9, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report to Shareholders of GE Conservative Strategy Fund, GE Moderate Strategy Fund, and GE Aggressive Strategy Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
November 20, 1998

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated November 18, 1998, relating to the statement of assets and liabilities of the GE Conservative Allocation Fund, GE Moderate Allocation Fund and GE Aggressive Allocation Fund, as of September 30, 1998, which appears in such Statement of Additional Information and the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 20, 1998